EXHIBIT 99.11

FOR IMMEDIATE RELEASE

BIOADAPTIVES COMMENCES SOCIAL MEDIA ROLL-OUT

Targets markets for pain relief and anti-viral/immune defense applications

Las Vegas, Nevada – June 8, 2021. BioAdaptives, Inc. (OTCMkts: BDPT) announced the kick-off of its social media outreach advertising campaign. J Ramsdell Consulting, Syracuse New York, and The Dropup Agency, Dallas, Texas, have been brought on to market the Company’s pain relief and immune system- boosting products online. J Ramsdell and Dropup will be using Click Funnels to target specific markets for our products, and will also engage our customers on Facebook, Instagram, and YouTube to share our holistic, all-natural approach to pain relief and immune system defense.

Shawnee Blocker, Principal at The Dropup Agency, added, “Our goal has been to package these great testimonial stories to show consumers how BioAdaptives’ products can help with performance and general well-being. Pain-relief and immune system function are all critical to wellness. These are “journey” stories, that reflect how real people use these products, and we’re getting them out to the public.”

Josh Ramsdell, owner of J Ramsdell Consulting, stated, “People are done with being over-run by ads. By making things more personal and targeting more specifically, we will increase brand loyalty. And with print, radio, and TV showing diminishing returns, Click Funnels gives us the leverage we have been looking for to specifically target people interested in the company’s products. My wife and I have tried them, and they work. So many people are searching for all-natural alternatives, and we are here to join the conversation online and spread the word world-wide.”

BioAdaptives’ CEO and Chief Investigator, Edward Jacobs, M.D., reported, “BioAdaptives has spent years developing and refining formulations with specific health- and fitness-related benefits. Our research identifies advanced combinations of natural ingredients that are safe and more effective. These include balanced blends designed to optimize anti-viral activity and strengthen immune defense. In this new marketing initiative, our social media team will also let consumers see and hear real, first-person testimonials about these benefits. They have done a great job presenting our science so that it is relatable, understandable and appealing. We look forward to getting our natural supplement products into consumers’ hands through our www.shopbioadaptives.com storefront and expect to see a significant increase in revenues related to this effort.”

About BioAdaptives, Inc.

BioAdaptives, Inc. manufactures and distributes natural plant- and algal-based products that improve health and wellness for humans and animals, with an emphasis on optimizing pain relief, anti-viral activity and immune system defense; resistance to stress; endurance; recovery from injury, illness and exercise; and anti-aging properties. The Company’s current dietary supplement formulations are carefully selected from the best world-wide sources and utilize proprietary methods of enhancing the bioavailability of nutrients. The products for horses and dogs have also demonstrated increased general health, competitive performance enhancement, rejuvenation effects, and pain relief, as well as providing improvements in appearance. Our current product line includes PrimiLungs™, PrimiCell® and PluriPain® for humans and Canine Regen®, Equine Regen® and Equine All-in-One™ for dogs and horses. Additional human products, to be introduced soon, are designed to aid memory, cognition and focus; assist in sleep and fatigue reduction; and improve overall emotional and physical wellness.

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BioAdaptives’ common shares trade in the OTC market under the symbol BDPT. It has over 77,000 current shareholders.

Additional information can be found at www.shopbioadaptives.com or in our SEC filings at https://www.sec.gov/cgi-bin/browse-edgar?company=bioadaptives&owner=exclude&action=getcompany

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

Investor Relations

BioAdaptives, Inc.

(702) 659-8829

info@bioadaptives.com

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